Exhibit 99.1
Contact Information
Investor Relations:
Steven Horwitz
OmniVision Technologies, Inc.
Ph: 408.542.3263
OMNIVISION REPORTS FINANCIAL RESULTS FOR
THIRD QUARTER OF FISCAL 2007
~ Board of Directors Approves $100 Million Share Repurchase Program ~
Sunnyvale, California, March 1, 2007 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading supplier of CMOS image sensors, today reported financial results for the quarter ended January 31, 2007, the third quarter of its 2007 fiscal year.
Revenue for the third quarter was $134.4 million, compared to $137.7 million in the second quarter of fiscal 2007, and $137.3 million in the third quarter of fiscal 2006. GAAP net income in the quarter, which includes stock-based compensation expense and the related tax effects under FAS 123(R), was $4.1 million, or $0.07 per diluted share, compared to GAAP net income of $5.4 million, or $0.10 per diluted share, in the second quarter of fiscal 2007. GAAP net income in the third quarter of fiscal 2006, prior to the Company’s adoption of FAS 123(R), was $29.6 million, or $0.53 per diluted share.
Non-GAAP net income in the quarter, which excludes stock-based compensation expense and the related tax effects, was $11.1 million and earnings were $0.20 per diluted share. Refer to the attached schedule for a reconciliation of GAAP to non-GAAP net income.
Gross margin for the third quarter was 24.9% compared to 33.1% last quarter. The reduction in gross margin reflects continued pricing pressure during the quarter, coupled with the fact that during the quarter, the Company was selling higher cost inventory that was built in previous quarters.
In December 2006, pursuant to the terms of the mutual agreement between the Company and its joint venture with Taiwan Semiconductor Manufacturing Company Limited, VisEra Technologies Company, Ltd. (“VisEra”), the Company assumed responsibility for production logistics management previously provided by VisEra. As a consequence, the Company concluded that it was no longer the primary beneficiary of the joint venture, as defined under FIN 46R and deconsolidated VisEra as of January 1, 2007. The deconsolidation of VisEra had no material impact on the Company’s reported revenue or reported net income for the three and nine months ended January 31, 2007.

The Company ended the period with cash, cash equivalents and short-term investments totaling $341 million, a decrease of $9 million from the previous quarter.
The Company today announced that its Board of Directors has authorized the repurchase of up to $100 million of its outstanding common stock. Subject to applicable securities laws, the shares may be repurchased from time to time in the open market. Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as market conditions, legal requirements and other corporate considerations.
“Our product development teams achieved several notable successes during the January quarter,” said Shaw Hong, OmniVision’s president and chief executive officer. “We have completed the development work for our first TrueFocus™ camera with Wavefront Coding™ technology for the mobile handset market and are now shipping samples to interested customers. We began sample shipments of a 5.17-megapixel auto-focus camera module for mobile handsets. We also introduced a 1/10 inch VGA CameraChip sensor for entry level mobile handsets, secondary cameras for 3G phones and PC notebooks.
“Amid an increasingly competitive environment, these product introductions demonstrate our determination to achieve our goal of recapturing our traditional position as the product leader in the image sensor market. We plan to continue to invest in research and development to stay at the leading edge of the technology curve for our markets.
“We believe that our April fiscal quarter will be a difficult one. However, we can already see the demand environment for our products improving in the July fiscal quarter.
“To demonstrate its confidence in the long-term prospects for our business, our Board of Directors has approved a $100 million stock repurchase program,” concluded Hong.
Outlook
Based on current trends, the Company expects fiscal fourth quarter 2007 revenue will be in the range of $100-$110 million and to incur a net loss which will be between ($0.16) and ($0.08) per share, on a diluted basis. Excluding the estimated expense and related tax effects associated with stock-based compensation in accordance with FAS 123(R), the Company expects its non-GAAP net income (loss) will be in the range of ($0.06) to $0.02 per share, on a diluted basis. Refer to the table below for a reconciliation of GAAP to non-GAAP net income. For the first quarter of fiscal 2008, the Company currently believes that revenues will show a substantial recovery from the level projected for the April quarter.

Conference Call
OmniVision Technologies will host a conference call today to further discuss these results at 2:00 p.m. Pacific Time. This conference call may be accessed by dialing 866-761-0749 or 617-614-2707 and indicating passcode 19839617. The call can be also be accessed via a webcast at www.ovt.com.
A replay of the call will be available for 48 hours beginning approximately one hour after the call. To access this replay, dial 617-801-6888 and enter passcode 14768867. The live call can be accessed via a webcast at www.ovt.com, and the replay will remain available for approximately twelve months at www.ovt.com.
About OmniVision
OmniVision Technologies, Inc. designs and markets high-performance semiconductor image sensors. Its OmniPixel® and CameraChip™ products are highly integrated single-chip CMOS image sensors for mass-market consumer and commercial applications such as mobile phones, digital still cameras, security and surveillance systems, interactive video games, PCs and automotive imaging systems. Additional information is available at www.ovt.com.
Safe Harbor Statement
Certain statements in this press release, including statements relating to the Company’s expectations regarding (i) its ability to continue to invest in research and development to develop new technology and recapture its position as product leader in the image sensor market, to deliver quality solutions to its customers, (ii) revenue and earnings per share for the quarter ending April 30, 2007, and (iii) the improving demand environment and revenue recovery in the July quarter are forward-looking statements. These forward-looking statements are based on management’s current expectations, and important factors could cause actual results to differ materially from those in the forward-looking statements. These important factors include, without limitation, competition in current and emerging markets for image sensor products, including pricing pressures; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and PCs, digital still cameras and automobile manufacturers; wafer manufacturing yields and other manufacturing processes; the Company’s ability to accurately forecast customer demand for its products; the development, production, introduction and marketing of new products and technology; the potential loss of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report filed on Form 10-K and most recent Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information
To supplement the reader’s overall understanding both of our reported results presented in accordance with U.S. generally accepted accounting principles (GAAP) and our outlook, we also present non-GAAP measures of net income and earnings per share which are adjusted from results based on GAAP. In particular, we exclude stock-based compensation expense under FAS 123(R), litigation settlement expenses and the related tax effects. The non-GAAP financial measures which we disclose also exclude the effects of FAS 123(R) on the number of diluted common shares used in calculating non-GAAP diluted earnings per share. We provide these non-GAAP financial measures to enhance an investor’s overall understanding of our current financial performance, to allow for a better comparison of results to those in prior periods that did not include such expenses and to assess our prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. The economic basis for our decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of our performance. The adjustments reduced our reported net income by approximately $7.0 million and $23.5 million, respectively, for the three and nine months ended January 31, 2007 whereas our prior year operating results did not include any similar adjustments. Our objective is to minimize any confusion in the financial markets by providing adjusted net income and adjusted earnings per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP statements.
We use non-GAAP financial measures for internal management purposes to conduct and evaluate our business, when publicly providing our business outlook and to facilitate period-to-period comparisons. We view non-GAAP net income per share as a primary indicator of the profitability of our underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. A material limitation associated with the use of these measures as compared to the related GAAP measures is that the non-GAAP financial measures used by our company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Other than share-based compensation, these differences may cause our non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and diluted share items to exclude the accounting treatment of share-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying share-based compensation programs. Thus, our non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what our operating results might be if we were to eliminate our share-based compensation programs. We compensate for these limitations by providing full disclosure of the net income and earnings per share on a basis prepared in accordance with GAAP to enable investors to consider net income and earnings per share determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, we do not use nor do we intend to use the non-GAAP financial measures when assessing our company’s performance against that of other companies.
Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of our stock and the number of option exercises and sales during the quarter.
OMNIVISION TECHNOLOGIES, INC.
RECONCILIATION OF GUIDANCE FOR GAAP LOSS PER SHARE
TO PROJECTED NON-GAAP EARNINGS (LOSS) PER SHARE
(unaudited)

Three Months Ending April 30, 2007
	GAAP				Non-GAAP
	Range of Estimates				Range of Estimates
	From	To	Adjustment		From	To
Earnings (loss) per share	$(0.16)	$(0.08)	$0.10	(1)	$(0.06)	$0.02

(1)	Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation in accordance with FAS123(R).

OMNIVISION TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	January 31,	April 30,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$209,463	$240,227
Short-term investments	131,320	114,278
Accounts receivable, net	73,167	65,916
Inventories	105,537	54,973
Refundable and deferred income taxes	3,503	1,708
Prepaid expenses and other current assets	7,588	9,158
Recoverable insurance proceeds	13,000	—

Total current assets	543,578	486,260

Property, plant and equipment, net	21,841	38,010
Long-term investments	42,267	18,673
Goodwill	7,541	4,892
Intangibles, net	22,135	26,245
Other non-current assets	10,065	3,189

Total assets	$647,427	$577,269

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$51,791	$42,770
Accrued expenses and other current liabilities	19,317	21,351
Litigation settlement accrual	13,750	—
Accrued income taxes payable	57,941	52,406
Deferred income	7,143	6,329
Current portion of capital lease obligations	144	152

Total current liabilities	150,086	123,008

Long-term liabilities:
Capital lease obligations, less current portion	171	308
Deferred tax liabilities	6,744	4,033

Total long-term liabilities	6,915	4,341

Total liabilities	157,001	127,349

Minority interest	4,282	27,113

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 60,774 issued and 54,904 outstanding at January 31, 2007 and 59,744 shares issued and 53,874 outstanding at April 30, 2006, respectively	61	60
Additional paid-in capital	323,143	285,112
Accumulated other comprehensive income	971	1,092
Treasury stock, 5,870 shares at January 31, 2007 and April 30, 2006	(79,568)	(79,568)
Retained earnings	241,537	216,111

Total stockholders’ equity	486,144	422,807

Total liabilities, minority interest and stockholders’ equity	$647,427	$577,269

OMNIVISION TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2007	2006	2007	2006
Revenues	$134,381	$137,283	$408,912	$360,097
Cost of revenues	100,892	81,922	280,148	226,984

Gross profit	33,489	55,361	128,764	133,113

Operating expenses:
Research, development and related	16,521	10,481	52,020	28,893
Selling, general and administrative	16,627	9,238	44,852	25,075
Litigation settlement	—	—	3,300	—

Total operating expenses	33,148	19,719	100,172	53,968

Income from operations	341	35,642	28,592	79,145
Interest income, net	4,195	2,292	10,964	6,345
Other income (expense), net	(756)	1,197	890	1,256

Income before income taxes and minority interest	3,780	39,131	40,446	86,746
Provision (benefit) for income taxes	(1,338)	7,826	9,193	17,349
Minority interest	988	1,669	5,827	2,782

Net income	$4,130	$29,636	$25,426	$66,615

Net income per share:
Basic	$0.08	$0.56	$0.47	$1.22

Diluted	$0.07	$0.53	$0.46	$1.18

Shares used in computing net income per share:
Basic	54,872	52,576	54,631	54,515

Diluted	55,885	55,547	55,509	56,643

OMNIVISION TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2007	2006	2007	2006
GAAP net income	$4,130	$29,636	$25,426	$66,615
Add:
Stock-based compensation in cost of revenues	968	—	2,921	—
Stock-based compensation in research, development and related expenses	3,027	—	9,683	—
Stock-based compensation in selling, general and administrative expenses	3,612	—	10,280	—
Less:
Provision for income taxes without the effect of stock-based compensation	(590)	—	(1,512)	—

Non-GAAP net income after adjustment for stock-based compensation	11,147	29,636	46,798	66,615

Add:
Litigation settlement expense	—	—	3,300	—
Less:
Provision for income taxes without the effect of litigation settlement expense	—	—	(1,155)	—

NON-GAAP net income	$11,147	$29,636	$48,943	$66,615

Diluted NON-GAAP net income per share	$0.20	$0.53	$0.87	$1.18

Shares used in computing diluted NON-GAAP net income per share	55,742	55,547	56,230	56,643